SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 2, 2004

CONTINENTAL AIRLINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10323	74-2099724
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1600 Smith Street, Dept. HQSEO, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 324-2950
(Registrant's telephone number, including area code)

Item 7.                      Financial Statements and Exhibits.

Exhibits

99.1  Presentation Data

Item 9.                      Regulation FD Disclosure.

            We are furnishing herewith data being presented by certain of our executive officers on February 2, 2004 at the JP Morgan Annual High Yield Conference and on February 4, 2004 at the Goldman Sachs Transportation Conference.

An audio webcast of their remarks at the Goldman Sachs Transportation Conference and accompanying graphic presentation will be made available on our website at www.continental.com/company  under the Investor Relations - Investor Presentation section beginning February 4, 2004.

            The information presented contains forward-looking statements that are not limited to historical facts, but reflect our current beliefs, expectations or intentions regarding future events.  All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statement.  For examples of such risks and uncertainties, please read the risk factors set forth in our most recently filed Annual Report on Form 10-K and our other securities filings, which identify important risks and uncertainties such as terrorist attacks, domestic and international economic conditions, the significant cost of aircraft fuel, labor costs, competition and industry conditions including the demand for air travel, airline pricing environment and industry capacity decisions, regulatory matters and the seasonal nature of the airline business.  We undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this report.

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, Continental Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL AIRLINES, INC.

February 2, 2004	By /s/ Jennifer L. Vogel
Jennifer L. Vogel
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

99.1	Presentation Data